Exhibit 99.1

FOR IMMEDIATE RELEASE ATTENTION: BUSINESS/FINANCIAL EDITORS

MEDIA CONTACT:

KATHLEEN CARDOZA

(312) 917-7813

KATHLEEN.CARDOZA@NUVEEN.COM

INVESTOR RELATIONS CONTACT:

NATALIE BROWN

312-917-8077

NATALIE.BROWN@NUVEEN.COM

Nuveen Investments Completes Acquisition of 60% Stake in Gresham

CHICAGO, IL, January 3, 2012 – Nuveen Investments, a leading global provider of investment services to institutions as well as individual investors, today announced the completion of its acquisition of a 60% stake in New York-based Gresham Investment Management LLC. The transaction, which was previously announced in November of 2011, was completed on December 31, 2011. Gresham is recognized as one of the world’s leading investment managers focused exclusively on portfolios providing clients around the world access to a diversified array of commodities. As part of the acquisition, Gresham’s management and investment teams will maintain a significant minority ownership stake in the firm, and will continue to operate independently while leveraging the strengths of Nuveen Investments’ shared resources.

Gresham joins Nuveen Investments’ multi-boutique family of distinct and specialized asset management affiliates which includes Nuveen Asset Management, NWQ Investment Management, Santa Barbara Asset Management, Symphony Asset Management, Tradewinds Global Investors and Winslow Capital. This latest partnership reinforces Nuveen’s commitment to providing investors access to premier asset management teams recognized for high-quality results in their respective areas of investment expertise.

About Gresham Investment Management

Gresham Investment Management LLC was founded in 1992 by Dr. Henry Jarecki and has pioneered the management of diversified commodity investment portfolios using commodity futures. Gresham’s Tangible Asset Program® (TAP®) began trading in January 1987. As of December 31, 2011, Gresham managed $13 billion for a variety of clients, including Public and Corporate Pension Funds, Endowments, Insurance Companies, Health Systems, Family Offices, and Sovereign Wealth Funds, based in the Americas, Europe, Asia, and the Middle East. Gresham is registered as an Investment Adviser with the Securities and Exchange Commission, a Commodity Pool Operator and Commodity Trading Advisor with the Commodity Futures Trading Commission, and is a member of the National Futures Association and the Futures Industry Association.

NWQ	NUVEEN	SANTA BARBARA	S Y M P H O N Y	Tradewinds	Winslow Capital
ASSET MANAGEMENT

from NUVEEN INVESTMENTS

About Nuveen Investments

Nuveen Investments provides high quality investment services designed to help secure the long-term goals of institutional and individual investors as well as the consultants and financial advisors who serve them. Nuveen Investments markets a wide range of specialized investment solutions providing investors access to the capabilities of its high-quality boutique investment affiliates—Nuveen Asset Management, NWQ, Santa Barbara, Symphony, Tradewinds and Winslow Capital. In total, Nuveen Investments managed $207 billion as of October 31, 2011 and will include Gresham in its assets under management as December 31, 2011. For more information, please visit the Nuveen Investments website at www.nuveen.com.

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Certain statements made by the Company in this release are forward-looking statements. The Company’s actual future results may differ significantly from those anticipated in any forward-looking statements due to numerous factors. These include, but are not limited to, the effects of the substantial competition in the investment management business, including competition for access to brokerage firms’ retail distribution systems, the Company’s reliance on revenues from investment management contracts which renew annually, regulatory developments, accounting pronouncements, and other additional risks and uncertainties as set forth in the Company’s investor reports posted on its website. The Company undertakes no responsibility to update publicly or revise any forward-looking statements.

NWQ	NUVEEN	SANTA BARBARA	S Y M P H O N Y	Tradewinds	Winslow Capital
ASSET MANAGEMENT

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